UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2011
INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51557 (Commission File No.)	22-3493930 (IRS Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey (Address of principal executive offices)	07078 (Zip Code)
Registrant’s telephone number, including area code: (973) 924-5100
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement
     On August 16, 2011, Investors Bancorp, Inc. (“Investors Bancorp”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between (i) Investors Savings Bank (“Investors Bank”), Investors Bancorp and Investors Bancorp, MHC (“Investors MHC”), and (ii) Brooklyn Federal Savings Bank (“Brooklyn Federal Savings”), Brooklyn Bancorp, Inc. (“Brooklyn Bancorp”) and BFS Bancorp, MHC (“Brooklyn MHC”). The Merger Agreement provides, among other things, that as a result of the merger of Brooklyn Bancorp into Investors Bancorp, each outstanding share of Brooklyn Bancorp’s common stock (other than shares owned by Brooklyn MHC), will receive $0.80 in cash. Shares of such stock held by Brooklyn MHC will be converted into common shares of Investors Bancorp, Inc. Depositors of Brooklyn Federal Savings Bank will become depositors of Investors Savings Bank, and will have the same rights and privileges in Investors Savings Bank, as if their accounts had been established in Investors Savings Bank on the date established at Brooklyn Federal Savings Bank. In addition, Investors Bancorp entered into a separate agreement with a real estate investment fund to sell most of Brooklyn Federal Bancorp’s commercial real estate loan portfolio immediately following the completion of the merger.
     The foregoing description of the Definitive Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Definitive Merger Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this report by reference. A press release announcing these transactions is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits
Exhibit 10.1	Definitive Agreement and Plan of Merger dated as of August 16, 2011 by and among Investors Bancorp, Inc. and Brooklyn Federal Bancorp, Inc.

Exhibit 99.1	Press Release dated August 17, 2011

Exhibit 99.2	Investor Presentation dated August 17, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: August 17, 2011	By:	/s/Thomas F. Splaine, Jr. Thomas F. Splaine, Jr.
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)